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                                                                   EXHIBIT 3(b)

                                     BYLAWS
                                       OF
                               ASA HOLDINGS, INC.



                                  ARTICLE ONE

                                    OFFICES

         Section 1.1 Registered Office and Agent. The Corporation shall maintain a registered office in metropolitan Atlanta, Georgia, and shall have a registered agent whose business office is identical with such registered office.

         Section 1.2 Other Offices. The Corporation may have offices at such place or places, within or without the State of Georgia, where the Corporation is qualified to do business, as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require or make desirable.


                                  ARTICLE TWO

                                 CAPITAL STOCK

         Section 2.1 Issuance and Notice. Certificates of each class of common stock shall be numbered consecutively in the order in which they are issued. They shall be signed by the Chief Executive Officer and Secretary and the seal of the Corporation shall be affixed thereto. In an appropriate place in the corporate records shall be entered the name of the person owning the shares, the number of shares and the date of issue. Certificates of stock exchanged or returned shall be canceled. Facsimile signatures may be utilized in accordance with Section 2.2 of this Article.

         Section 2.2 Transfer Agents and Registrars. The Board of Directors of the Corporation may appoint a transfer agent or agents and a registrar or registrars of transfer other than the Corporation itself or an employee

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thereof for shares of stock of the Corporation and may require that all stock certificates bear the signature of such transfer agent or registrar. In the event such a transfer agent or registrar is thus appointed, any share certificate may be signed by the facsimile of the signature of either or both of the Chief Executive Officer and Secretary and printed thereon. If the same is countersigned by the transfer agent of the Corporation, the certificates bearing the facsimile of such Officers and printed thereon shall be valid in all respects as if such person or persons were still in office, even though such Officer or Officers shall have died or otherwise ceased to be Officers.

         Section 2.3 Transfer. Upon the surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent to cancel the surrendered certificate and issue a certificate to the person entitled thereto and otherwise record the transaction upon the books of the Corporation.

         Section 2.4 Lost Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Corporation so requires, comply with such other conditions applicable to the circumstances as the Corporation may require, including the delivery of a bond of indemnity, in form with one or more sureties satisfactory to the Corporation, in at least double in value of the stock represented by said certificates; whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.


         Section 2.5 Shareholders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise expressly provided by law.

         Section 2.6 Determining Shareholders of Record. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding seventy (70) days preceding the date of any meeting of Shareholders or the date for payment of any dividend. Such date shall serve as the record date





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for the determination of the Shareholders entitled to notice of and to vote at such meeting or to receive payment of such dividend. When a record date is so fixed, only Shareholders of record on that date shall be entitled to notice of and to vote at the meeting or to receive payment of any dividend, notwithstanding any transfer of any shares on the books of the Corporation after the record date.


                                 ARTICLE THREE

                             SHAREHOLDERS' MEETINGS

         Section 3.1 Place of Meetings. All meetings of the Shareholders shall be held at the registered office of the Corporation, or at such other place either within or without the State of Georgia as the Board of Directors may from time to time designate.

         Section 3.2 Annual Meeting. The annual meeting of the Shareholders shall be held each year on such hour and such date between April 1 and June 30 of each year as the Board of Directors shall designate. At such annual meeting, the Shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting, regardless of whether notice of such matter has been given.

         Section 3.3      Special Meetings.

         A. Calling of Special Meetings. Upon request in writing to the Chief Executive Officer or Secretary, sent by registered mail or delivered to such Officer in person, by any of the persons entitled to call a meeting of Shareholders, as provided in Section 3.3(B) below, such Officer shall forthwith cause notice to be given to the Shareholders entitled to vote at such meeting. If the notice is not given within thirty (30) days after the date of delivery of the request, the persons calling the meeting may fix the time of meeting and give the notice in the manner provided in these By-laws.

         B. Persons Entitled to Call Special Meetings. Special meetings of the Shareholders, for any purpose whatsoever, may be called at any time by any of the following: (1) the Chief Executive Officer, (2) a





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majority of the Board of Directors in office; and (3) Shareholders holding not less than twenty-five percent (25%) of the voting power of the Corporation.

         C. Permissible Matters. Business transacted at all special meetings shall be confined to the objects stated in the call.

         Section 3.4      Notice.

         A. Notice of Meetings. Notice of all meetings of Shareholders shall be given in writing to Shareholders entitled to vote signed by the Secretary or an Assistant Secretary or other person charged with that duty, or, in case of his neglect or refusal, or if there is no person charged with the duty of giving notice, by any Director or Shareholder.


         B. Method of Notice. A notice may be given by the Corporation to any Shareholder, either personally or by mail or other means of written communication, charges prepaid, addressed to the Shareholder at his address appearing on the books of the Corporation.

         C. Time of Notice. Notice of meeting of Shareholders shall be sent to each Shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before the meeting, except in the case of a meeting for the purpose of approving a merger or consolidation agreement in which case the notice must be given not less than twenty (20) days prior to the date of the meeting.

         D. Contents of Notice. Notice of any meeting of Shareholders shall specify the place, the day and the hour of the meeting, and in the case of a special meeting, the purpose for calling the meeting.

         Section 3.5 Waiver of Notice. Notice of a meeting need not be given to any Shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting; and a Shareholder's waiver shall be deemed the equivalent of giving notice. Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except as may be otherwise required by the Georgia Business Corporation Code.





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         Section 3.6      Quorum.

         A. What Constitutes a Quorum. The majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Shareholders. If a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders, except as may be otherwise required by the Georgia Business Corporation Code.


         B. Loss of Quorum. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

         Section 3.7 Adjournment. Any meeting of the Shareholders may be adjourned to another time and place by the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present. Notice of the adjourned meeting or of the business to be transacted at such meeting shall not be necessary, provided the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.
Notwithstanding the preceding sentence, if the Board of Directors fixes a new record date for the adjourned meeting with respect to who can vote at such meeting, then notice of the adjourned meeting shall be given to each Shareholder of record on the new record date who is entitled to vote at such meeting, which notice shall be given in accordance with the provisions of
Section 3.4 hereof. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.

         Section 3.8      Voting.

         A. Voting Rights. The holders of the common stock, or any proxies of such holders, shall be entitled to one vote for each share of stock standing in their name or for which they hold a proxy. Neither treasury shares nor shares held by a subsidiary of the Corporation shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.





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         B.      Proxies.  A Shareholder entitled to vote may vote in person or by proxy executed in writing by the Shareholder or by his attorney-in-fact. A proxy shall not be valid after eleven months from the date of its execution unless a longer period is expressly stated in such proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it except as may be otherwise provided in the Georgia Business Corporation Code.

         Section 3.9 List of Shareholders. At each meeting of the Shareholders, a full, true and complete list, in alphabetical order, of all the Shareholders entitled to vote at such meeting, and indicating the address and the number of shares held by each, certified by the Secretary of the Corporation, shall be furnished. Such list shall be open to the inspection of the Shareholders, for any purpose germane to the meeting, at the time and place of the meeting. Such list shall be prima facie evidence of who is a Shareholder of record, but in the event of challenge, the record of Shareholders determined in accordance with Section 2.6 above shall prevail.

         Section 3.10 Election Judges. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of Shareholders, shall appoint two or more persons to act as election judges to receive, canvass, certify and report the votes cast by the Shareholders at such meeting; but no candidate for the office of Director shall be appointed as an election judge at any meeting for the election of Directors.

         Section 3.11 Chairman of Meeting. The Chief Executive Officer shall preside at all meetings of the Shareholders; and, in the absence of the Chief Executive Officer, the Board of Directors may appoint any Director or Officer to act as chairman of the meeting.


         Section 3.12 Secretary of Meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Shareholders; and, in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.





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                                  ARTICLE FOUR

                                   DIRECTORS

         Section 4.1 Management of Business. Subject to limitations included in the Corporation's Articles of Incorporation, these Bylaws or the Georgia Business Corporation Code concerning action which shall be authorized by the Shareholders, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors.

         Section 4.2 Number, Qualification and Term of Office. The business and affairs of the Corporation shall be managed by a Board of Directors which shall consist of a number of members not less than three (3) nor more than nine (9), which number may be designated by resolution of the holders or voters of a majority in interest of the outstanding shares entitled to vote. The Board of Directors so elected shall designate a Chairman of the Board who shall, if present, preside at all meetings of the Board of Directors and who shall perform such other functions as may be specifically delegated to him by the Board of Directors. None of the Directors need be a resident of the State of Georgia or hold shares of stock in the Corporation, but each Director shall be elected at an annual meeting of the Shareholders and shall serve for a term of one (1) year and until his successor is elected and qualified or until his earlier resignation, removal from office or death.


         Section 4.3      Vacancies.

         A. When Vacancies Occur. Vacancies in the Board of Directors shall exist in the case of happening of any of the following events: (1) the death, resignation or removal of any Directors; (2) a declaration of vacancy by the Board of Directors as provided in Paragraph B below; (3) the authorized number of Directors is increased by the Shareholders; or (4) at any meeting of Shareholders at which the Directors are elected, the Shareholders fail to elect the full authorized number of Directors to be voted for at that meeting. A reduction of the authorized number of Directors does not remove any Director prior to the expiration of his term in office.





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         B.      Declaration of Vacancy.  The Board of Directors may declare vacant the office of any Director in either of the following cases: (1) if he is declared of unsound mind by an appropriate court order or convicted of a felony; or (2) if within sixty (60) days after notice of his election he does not accept the office in writing or by attending a meeting of the Board of Directors.

         C. Filling Vacancies. Vacancies may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until his successor is elected at an annual or special meeting of the Shareholders.

         Section 4.4 Compensation. By resolution of the Board of Directors, compensation to the Directors shall be fixed and expenses of attendance allowed for attendance at meetings of the Board. A Director may serve the Corporation in a capacity other than that of Director and receive compensation for the services rendered in such other capacity.


                                  ARTICLE FIVE

                              DIRECTORS' MEETINGS

         Section 5.1 Place of Meetings. The meetings of the Board of Directors may be held at the registered office of the Corporation or at such other place either within or without the State of Georgia as the Board of Directors may from time to time designate.

         Section 5.2      Annual Meeting.

         A. Time of Annual Meeting. The Board of Directors shall meet each year immediately preceding the annual meeting of the Shareholders at the place that meeting has been held or at such other time and date as a majority of the number of the members of the Board of Directors may designate by resolution. At such annual meeting, any business may be transacted which is within the powers of the Directors.

         B. Notice of Annual Meeting. Notice of the annual meeting of the Board of Directors need not be given.





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         Section 5.3      Regular Meetings.

         A. When Regular Meetings Held. Regular meetings of the Board of Directors shall be held at least four (4) times annually. The annual meeting of the Board of Directors shall constitute a regular meeting.

         B. Call of Regular Meetings. All regular meetings of the Board of Directors of the Corporation shall be called by the Chairman of the Board or the President.

         C. Notice of Regular Meetings. Written notice of the time and place of the regular meetings of the Board of Directors (other than the annual meeting) shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication at least three (3) days before the meeting.

         Section 5.4      Special Meetings.

         A. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President or by any two Directors.

         B. Notice of Special Meeting. Written notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication at least three (3) days before the meeting.

         Section 5.5 Waiver of Notice. A Director may waive in writing notice of a regular or special meeting of the Board either before or after the meeting and his waiver shall be deemed the equivalent of giving notice. Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting except when he attends a meeting solely for the purpose of stating at the beginning of the meeting any such objection or objections to the transaction of business.

         Section 5.6 Purpose of Meeting. Neither the business to be transacted at a regular or special meeting, nor the purpose of such meeting, need be specified in the notice or waiver of notice of such meeting.

         Section 5.7 Presence by Telephone. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by





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which all Directors participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5.7 shall constitute presence in person at such meeting.


         Section 5.8 Quorum and Majority Action. At meetings of the Board of Directors, a majority of the number of the Directors shall constitute a quorum for the transaction of business. Only when a quorum is present may the Board of Directors continue to do business at any such meeting. If a quorum is present, the acts of a majority of the number of Directors in attendance shall be the acts of the Board of Directors.

         Section 5.9 Manifestation of Dissent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         Section 5.10 Action by Consent of Board Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors. Any certificate or other document filed under any provision of the Georgia Business Corporation Code which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting and that these By-laws authorize the Directors to so act, and such statement shall be prima facie evidence of such authority.





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         Section 5.11     Adjourned Meetings.

         A. Adjournment. In the absence of a quorum, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board or until a quorum shall be present.

         B. Notice of Adjourned Meeting. Notice of the time and place of holding an adjourned meeting of a meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned.

         Section 5.12 Conduct of Meetings. At every meeting of the Board of Directors, the Chairman of the Board, or in his absence, the President, or in the absence of both the Chairman of the Board and the President, a chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors. In case the Secretary shall be absent from any meeting, the chairman of the meeting may appoint any person to act as secretary of the meeting.


                                  ARTICLE SIX

                                   COMMITTEES

         Section 6.1 Committees. The Board of Directors may from time to time, by majority resolution of the full Board of Directors, appoint from among its members such Committees as the Board may determine.

         Section 6.2 Executive Committee. The members of the Executive Committee, if there is one, shall consist of either the Chairman of the Board or the Chief Executive Officer, and at least a majority of the members of such Committee shall be neither Officers nor otherwise employed by the Corporation. If an Executive Committee is formed, such Committee shall, during the interval between meetings of the Board, advise and aid the Officers of the Corporation in all matters concerning the Corporation's interest and the management of its business and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board may delegate to the Executive Committee authority to exercise all powers of the Board, excepting powers which may not be delegated to such Committee under the Georgia Business Corporation Code, while the Board is not in session.
Vacancies in the membership of any Committee





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which shall be so appointed by the Board of Directors shall be filled by the
Board of Directors at a regular meeting or at a special meeting called for that purpose.

         Section 6.3 Audit and Compensation Committees. The Board of Directors shall maintain an Audit Committee and Compensation Committee. The composition, authority and activities of the Audit Committee and Compensation Committee shall be determined from time to time by resolution of the full Board of Directors.


                                 ARTICLE SEVEN

                                    OFFICERS

         Section 7.1 Offices. The officers of the Corporation shall consist of a President, a Secretary, and a Treasurer, each of whom shall be elected or appointed by the Board of Directors. The Board of Directors may elect or appoint a Chief Executive Officer that may be separate from the President and a Chief Financial Officer that may be separate from the Treasurer. The Board of Directors may also elect a Chairman of the Board from among its members as an officer of the Corporation. The Board of Directors from time to time may, or may authorize the Chief Executive Officer to, create and establish the duties of other offices and may, or may authorize the Chief Executive Officer to, elect or appoint, or authorize specific senior officers to appoint, the persons who shall hold such other offices, including one or more Vice Presidents (including Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, and the like), one or more Assistant Secretaries, and one or more Assistant Treasurers. Whether or not so provided by the Board of Directors, the Chairman of the Board (if any) or the Chief Executive Officer may appoint one or more Assistant Secretaries, and one or more Assistant Treasurers. Any two or more offices may be held by the same person. In the event that any such office is vacated at any time, it shall not be necessary for the Board of Directors to fill the vacated office until such time as they deem appropriate.

         Section 7.2. Term. Each officer shall serve at the pleasure of the Board of Directors (or, if appointed by the Chief Executive Officer or other senior officer pursuant to this Article Seven, at the pleasure of the Board





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of Directors, the Chief Executive Officer, or any other senior officer authorized to have appointed the officer) until his or her death, resignation, or removal, or until his or her replacement is elected or appointed in accordance with this Article Seven.

         Section 7.3 Compensation. Either the Board of Directors or the Compensation Committee shall prescribe or fix the salaries, bonuses, pensions, benefits under pension and profit sharing plans, stock option plans and all other employee benefit plans and all other benefits and compensation to be paid or allowed to or in respect of all officers of the Corporation, including officers who may also be directors of the Corporation. Subject to the Corporation Code and Article Nine, directors shall not be disqualified from voting on their own or any other person's plan, benefit or compensation to be paid by the Corporation merely because they or such other person is a director or an officer or an employee of the Corporation. Officers may serve without compensation.

         Section 7.4      Removal and Resignation of Officers.

                 (a) Removal. All officers (regardless of how elected or appointed) may be removed, with or without cause, by the Board of Directors, by the Chief Executive Officer or by any other senior officer authorized to have appointed the officer to be removed. Removal will be without prejudice to the contract rights, if any, of the person removed, but shall be effective notwithstanding any damage claim that may result from infringement of such contract rights.

                 (b) Resignation. An officer may resign at any time by delivering notice to the Corporation. Any such resignation is effective when the notice is so delivered unless the resignation specifies a later date.

         Section 7.5 Chief Executive Officer. The Chief Executive Officer shall be charged with the administration of the Corporation (including the general and active management of the business operations and corporate affairs of the Corporation and supervision of the policies of the Corporation), shall see that all orders and resolutions of the Board of Directors are carried into effect, shall have the authority to select and appoint employees and agents of the Corporation, shall have the authority to conduct all ordinary business on behalf of





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the Corporation, shall have the authority to execute and deliver on behalf of the Corporation any contract, conveyance, or similar document not requiring approval by the Board of Directors or shareholders as provided in the Bylaws or the Corporation Code, and shall, in the absence or disability of the Chairman of the Board or if none has been elected, perform the duties and exercise the powers of the Chairman of the Board. The Chief Executive Officer shall perform any other duties and have any other authority as may be delegated from time to time by the Board of Directors, and shall be subject to the limitations fixed from time to time by the Board of Directors. In the event that the Chief Executive Officer shall also be the Chairman of the Board, then such individual may execute and deliver documents or instruments under the title "Chairman," "Chairman of the Board" or "Chief Executive Officer."

         Section 7.6 President. If there shall be no separate Chief Executive Officer of the Corporation, then the President shall be the chief executive officer of the Corporation and shall have all the duties and authority given under these Bylaws to the Chief Executive Officer. The President shall otherwise be the chief operating officer of the Corporation and shall, subject to the authority of the Chief Executive Officer, have responsibility for the conduct and general supervision of the business operations of the Corporation. The President shall perform such other duties and have such other authority as may from time to time be delegated, and shall be subject to the limitations fixed from time to time, by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

         Section 7.7 Chief Financial Officer. Unless otherwise provided by the Board of Directors, the Chief Financial Officer shall be charged with management of the financial affairs of the Corporation and shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit, or disbursement of these funds and securities under the direction of the Board of Directors. The Chief Financial Officer shall cause full and true accounts of all receipts and disbursements to be maintained and shall make reports of these receipts and disbursements to the Board of Directors, Chief Executive Officer, Chief Operating





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Officer and President upon request.  The Chief Financial Officer shall also cause the preparation of the Annual Report as required by Section 11.2. The Chief Financial Officer shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the Chief Executive Officer, Chief Operating Officer or President.

         Section 7.8 Vice Presidents. The Vice President (if any) shall, in the absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers of the President, whether the duties and powers are specified in these Bylaws or otherwise. If the Corporation has more than one Vice President, the order of election or other order of seniority designated by the Board of Directors or the Chief Executive Officer shall determine which Vice President shall act in the event of the absence or disability of the President and any more senior Vice President.
Vice Presidents shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors, the Chief Executive Officer, or the President.

         Section 7.9 Secretary. The Secretary shall be responsible for preparing minutes of the meetings of shareholders, directors, and committees of directors and for authenticating records of the Corporation. The Secretary or any Assistant Secretary shall have authority to give all notices required by law or these Bylaws. The Secretary shall be responsible for the custody of the corporate books, records, contracts, and other documents. The Secretary or any Assistant Secretary may affix the corporate seal to any lawfully executed document requiring it, may attest to the signature of any officer of the Corporation and the corporate seal, and shall sign any document or instrument that requires the Secretary's signature. The Secretary or any Assistant Secretary shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors, the Chief Executive Officer.

         Section 7.10 Treasurer. If there shall be no Chief Financial Officer of the Corporation, the Treasurer shall otherwise be the chief financial officer of the Corporation, shall be charged with management of the financial affairs of the Corporation and shall otherwise have the duties and responsibilities of the Chief Financial





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Officer.  The Treasurer or any Assistant Treasurer shall perform any other duties and have other authority as from time to time may be delegated by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the President or the Chief Financial Officer.


                                 ARTICLE EIGHT

                                INDEMNIFICATION

         Section 8.1      Circumstances for Claim of Indemnification.

         A. Any person made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the Corporation) because he is or was a Director or Officer of this Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, shall be indemnified by this Corporation against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if (1) he conducted himself in good faith and (2) he reasonably believed (x) in the case of conduct in his official capacity, that such conduct was in the best interest of this Corporation, (y) in all other cases, that such conduct was at least not opposed to the best interests of this Corporation, and
(z) in the case of any criminal proceeding, that he had no reasonable cause to believe that such conduct was unlawful. An individual's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that meets the standard set forth in the immediately preceding sentence. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or, upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the standard set forth in the first sentence of this paragraph. Notwithstanding anything to the contrary herein, no indemnification





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

shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable on the basis that personal benefit was improperly received by him, whether or not acting in his official capacity.

         B. Any person made a party to any threatened, pending or completed action or suit by or in the right of this Corporation to procure a judgment in its favor because he is or was a Director or Officer of this Corporation, or is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity shall be indemnified by this Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if (1) he conducted himself in good faith and (2) he reasonably believed (x) in the case of conduct in his official capacity, that such conduct was in the best interests of this Corporation, (y) in all other cases, that such conduct was at least not opposed to the best interests of this Corporation, and (z) in the case of any criminal proceeding, that he had no reasonable cause to believe that such conduct was unlawful. Notwithstanding anything to the contrary herein, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all relevant circumstances, it is fair and reasonable to indemnify such person for such expenses which the court shall deem proper.

         Section 8.2 Determination of Right to Indemnification. Determination of the right to such indemnification and the amount thereof may be made, at the option of the person to be indemnified, pursuant to procedure set forth from time to time in the Bylaws or by any of the following procedures: (i) order of the court or administrative body or agency having jurisdiction of the action, suit or proceeding, (ii) if there are two or more disinterested Directors, resolution adopted by a majority vote of all disinterested Directors of the Corporation (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested Directors appointed by such a vote, or if such a quorum of disinterested Directors





                                       17
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cannot be obtained, by independent counsel in a written opinion, (iii)
resolution adopted by a majority in interest of the shares of the Corporation entitled to vote at any meeting, such shares owned by or voted under the control of a Director who at the time does not qualify as a disinterested Director may not be voted on the determination, or (iv) order of any court having jurisdiction over the Corporation. Any such determination that a payment by way of indemnity should be made shall be binding upon the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors and Officers of the Corporation, and the other persons above mentioned, may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification or reimbursement under any Bylaws, agreement or vote of the Shareholders, their rights under this Article being cumulative. The provisions of this Article shall apply to any member of any Committee appointed by the Board of Directors as fully as though such person had been a Director or Officer of the Corporation.

         Section 8.3 Payment During Pendency of Action. A majority of the members of the Board of Directors of this Corporation who were not parties to such action, suit or proceeding or a majority in interest of the shares of the Corporation entitled to vote shall be authorized to pay to any person entitled to indemnification under this Article, all actual expenses incurred in connection with such action, suit or proceeding during the pendency thereof.

         Section 8.4 Intent. It is the intention of this Corporation that this Article of the Bylaws of this Corporation and the indemnification hereunder shall extend to the maximum indemnification possible under the laws of the State of Georgia, and if one or more words, phrases, clauses, sentences or sections of this Article should be held unenforceable for any reason, all remaining portions of this Article shall remain in full force and effect.

         Section 8.5 Notice to Shareholders of Certain Payments. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the Shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, then the Corporation shall send the Shareholders of record





                                       18
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then entitled to vote a statement specifying the persons paid, the amounts paid and the nature and status at the time of such payment of the litigation or threatened litigation. Such information shall be sent by first class mail not later than the next annual meeting of Shareholders after such payment, if such meeting is not held within three (3) months from the date of such payment, otherwise, not later than fifteen (15) months from the date of such payment.


                                  ARTICLE NINE

                             DIVIDENDS AND RESERVES

         Section 9.1 Dividends. The Board of Directors of the Corporation may, from time to time, declare, and the Corporation thereon shall pay dividends on such outstanding shares in cash, property, or its own shares, except when the Corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation, subject to the following provisions:

         A. Dividends may be declared and paid in cash or property only out of the unreserved and unrestricted earned surplus of the Corporation, or out of the unreserved and unrestricted net earnings of the current fiscal year, computed to the date of the declaration of the dividend or the next preceding fiscal year.

         B. Dividends may be declared and paid in the Corporation's own shares out of any treasury shares that have been reacquired out of surplus of the Corporation.

         C. Dividends may be declared and paid in the Corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation provided that such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus at least equal to the aggregate par value of the shares to be issued as a dividend.

         D. The Corporation shall have the use of any cash or property declared as a dividend that is unclaimed until the time it escheats to the applicable jurisdiction. Any stock declared as a dividend or unclaimed shall be voted by the Board of Directors.





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

         Section 9.2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner by which it was created.


                                  ARTICLE TEN

                          CORPORATE BOOKS AND RECORDS

         Section 10.1 Minutes of Corporate Meetings. The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and of its Shareholders with the time and place of holding, whether annual, regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof.

         Section 10.2 Share Register. The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Shareholders and their addresses, the number of shares held by each and the number and date of cancellation of every certificate surrendered for cancellation. The above specified information may be kept by the Corporation on punch cards, magnetic tape or other information storage device related to electronic data processing equipment provided that such card, tape or other equipment is capable of reproducing the information in clearly legible form for the purposes of inspection as provided in Section 10.3 of these By-laws.

         Section 10.3     Inspection of Records.

         A. By Shareholders. The share register or duplicate share register shall be open to inspection by the Shareholders as provided under the law of the State of Georgia.





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

         B. By Directors. Every Director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind and the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to make extracts.


                                 ARTICLE ELEVEN

                               GENERAL PROVISIONS

         Section 11.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 11.2 Annual Report. The Board of Directors of the Corporation shall present at each annual meeting, and when called for by vote of the Shareholders at any special meeting of the Shareholders, a full and clear statement of any business and condition of the Corporation.

         Section 11.3 Authority for Execution of Contracts and Instruments. The Chief Executive Officer, President, Chief Financial Officer and any Vice Presidents may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors, except as otherwise provided in these By-laws, may authorize any other Officer or Officers, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized, no such other Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

         Section 11.4 Signing of Checks, Drafts, Etc. All checks, drafts or other order for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by the Chief Executive Officer or Chief Financial Officer.





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

         Section 11.5 References. All references to "he," "him" or similar phrases shall refer to both males and females.


                                 ARTICLE TWELVE

                                      SEAL

         Section 12.1 Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "CORPORATE SEAL-GEORGIA". In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the words "Corporate Seal" enclosed in parentheses or scroll shall be deemed the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him or any Assistant Secretary on the certificates of stock and such other papers as may be directed by law, by these By-laws or by the President or Board of Directors.


                                ARTICLE THIRTEEN

                                   AMENDMENTS

         Section 13.1 Amendments. These By-laws may be amended at any meeting of the Board of Directors by the affirmative vote of a majority of the members of the Board of Directors, except as prohibited by the Georgia Business Corporation Code.


         I, John W. Beiser, Secretary of ASA Holdings, Inc. formed and existing under the laws of the State of Georgia, do hereby certify that the foregoing is a true and complete copy of the Bylaws of this Corporation as adopted by the Board of Directors on September 24, 1996.





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

         IN WITNESS WHEREOF, I have hereunder subscribed my name and affixed the seal of the Corporation, this 24th day of September, 1996.

                                                   /s/ John W. Beiser
                                                   -------------------------
                                                   JOHN W. BEISER, Secretary


                                                       (CORPORATE SEAL)





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